UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 21, 2019

 MISONIX, INC.

 (Exact name of Registrant as specified in its charter)

New York	001-10986	11-2148932
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1938 New Highway, Farmingdale, New York	11735
(Address of Principal Executive Offices)	(Zip Code)

(631) 694-9555

 (Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class Common Shares, $0.01 par value	Trading Symbol MSON	Name of exchange on which registered The Nasdaq Global Market

Item 8.01.	Other Events.

On May 9, 2019, the United States District Court for the Eastern District of New York entered an Order Preliminarily Approving Stockholder Derivative Settlement and Providing for Notice of Settlement (the “Order”), preliminarily approving a Stipulation of Settlement, dated May 3, 2019 (the “Stipulation”), and the proposed derivative settlement (the “Settlement”) set forth therein of the action captioned In re Misonix Inc. Stockholder Derivative Litigation, No. 2:17-cv-03385 (E.D.N.Y.).

Pursuant to the Order, Misonix, Inc. is filing herewith a copy of the Notice of Proposed Settlement of Derivative Action, Settlement Hearing, and Right To Appear (the “Notice”) and the Stipulation, attached as Exhibits 99.1 and 99.2, respectively. A hearing to consider final approval of the Settlement is scheduled to be held on July 26, 2019, as set forth in the Notice.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Notice of Proposed Settlement of Derivative Action, Settlement Hearing and Right to Appear, dated May 9, 2019

99.2	Stipulation of Settlement, dated May 3, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Misonix, Inc.
Dated: May 21, 2019

	By:	/s/ Joseph P. Dwyer
Joseph P. Dwyer
Chief Financial Officer